UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2012

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 16, 2012, Silicon Laboratories Inc., a Delaware corporation, (“Silicon Laboratories”), El Dorado Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Silicon Laboratories, Ember Corporation, a Delaware corporation (“Ember”), and Todd Hixon, as Stakeholder Representative, entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Ember would become a wholly-owned subsidiary of Silicon Laboratories (the “Merger”). Ember is a private company offering silicon, software and development tools for 2.4 GHz wireless mesh networking solutions being deployed in smart energy, connected home, security, lighting, and many other monitoring and control applications.

Under the terms of the Agreement, Silicon Laboratories will acquire all of the outstanding capital stock of Ember in exchange for $72.0 million plus an amount equal to the sum of Ember’s cash minus certain liabilities as of the closing date. The Agreement provides for additional consideration that is payable on a dollar for dollar basis to the extent that revenue from Ember’s products exceed $27.0 million over a one-year period from the beginning of the third fiscal quarter of 2012 through the end of the second fiscal quarter of 2013 (the “Earn-out Period”).  Of the initial consideration, $10.8 million will be withheld as security for breaches of representations and warranties and certain other expressly enumerated matters.

This acquisition is subject to customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The press release announcing the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

2.1	Agreement and Plan of Merger, dated May 16, 2012, by and among Silicon Laboratories Inc., El Dorado Merger Sub, Inc., Ember Corporation and Todd Hixon, as Stakeholder Representative

99.1	Press release of Silicon Laboratories Inc. dated May 21, 2012 entitled “Silicon Labs Acquires Ember, Gains Low-Power 2.4 GHz Wireless Mesh Networking Technology”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

May 21, 2012	/s/ Paul V. Walsh, Jr.
Date	Paul V. Walsh, Jr.
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 16, 2012, by and among Silicon Laboratories Inc., El Dorado Merger Sub, Inc., Ember Corporation and Todd Hixon, as Stakeholder Representative

99.1	Press release of Silicon Laboratories Inc. dated May 21, 2012 entitled “Silicon Labs Acquires Ember, Gains Low-Power 2.4 GHz Wireless Mesh Networking Technology”